EXHIBIT 10.1

TRANS-LUX CORPORATION

2012 LONG-TERM INCENTIVE PLAN

ARTICLE 1

GENERAL PLAN INFORMATION

1.1  Background.   The Plan permits the grant to Employees and Directors of equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Options, ISOs, NQSOs and Other Awards.

1.2  Objectives.   The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's goals and that link the interests of Participants to those of the Company's stockholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success; and to allow Participants to share in the success of the Company.

1.3  Duration of the Plan.  The Plan shall be effective on the date on which it is approved by stockholders. The Plan shall remain in effect until terminated pursuant to Article 15, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan.

ARTICLE 2

DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1  “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units and Other Awards.

2.2  “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan.  An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Change of Control” unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date: the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or the Company's stockholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company's assets.

2.5  “Code” means the Internal Revenue Code of 1986, as amended.

2.6  “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees or Directors.

2.7  “Company” means Trans-Lux Corporation, a Delaware corporation, and any successor thereto.

2.8  “Director” means a member of the Board.

2.9  “Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.10 “Employee” means any employee of the Company or a Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Fair Market Value” means, as of any date, the value of the respective class of Shares determined as follows:

a) if the respective Shares are listed on any established stock exchange or a national market system, including without limitation, NYSE American Exchange, its fair market value will be the closing sales price of such respective Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee or Board deems reliable; or

b) if the respective Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer (including the pink sheets), but selling prices are not reported, the fair market value of such respective Shares will be the mean between the high bid and high asked prices for such Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee or the Board deems reliable; or

c) in the absence of an established market for such respective Shares of the type described in (a) and (b), above, the fair market value thereof will be determined by the Committee or the Board in good faith.

2.13 “ISO” means an Option that is designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

2.14 “NQSO” means an Option that is not designated by the Committee as an ISO and is therefore a “nonqualified stock option.”

2.15 “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.16 “Other Award” means an Award granted to a Participant pursuant to Article 8.

2.17 “Participant” means an Employee or Director who has been selected to receive an Award or who holds an outstanding Award.

2.18 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.19 “Plan” means the Trans-Lux Corporation 2012 Long-Term Incentive Plan, as it is set forth herein and as it may be amended and restated from time to time.

2.20 “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.21 “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.22 “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.23 “Share” means a share of the Company's Common Stock, $0.001 par value per share, as the case may be.

2.24 “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.25 “Subsidiary” means a corporation, partnership, joint venture or other entity in which the Company has a direct or indirect ownership interest of at least fifty percent (50%) provided that the Shares subject to any Award constitute "service recipient stock" for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.26 “Ten Percent Stockholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

ARTICLE 3

ADMINISTRATION

3.1  General.   Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee provided that the Board may, in its sole discretion, make Awards under the Plan.

3.2  Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees or Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends, if any, paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3  Delegation of Authority.  Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate.  The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4  Decisions Binding.  All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive and binding on all persons.

3.5  Performance-Based Awards.  For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1  Number of Shares Issuable under the Plan.  Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company's treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards an aggregate of 5,000,000 shares of Common Stock.  For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, and (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

4.2  Individual Award Limitations.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year under the Plan with respect to Options shall be 2,000,000.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year with respect to Restricted Stock or Restricted Stock Units shall be 2,000,000. There are no cash awards under the Plan.

4.3  Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grant under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number.  In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1  Eligibility.   All Employees or Directors are eligible to participate in the Plan.  Only Employees or Directors of the Company or a Subsidiary may be granted ISOs.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees or Directors those to whom Awards shall be granted and shall determine the nature and size of each Award.

ARTICLE 6

STOCK OPTIONS

6.1  Grant of Options.  Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2  Option Exercise Price.   The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of the respective Share on the date the Option is granted.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Stockholder, the Option exercise price under each ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value of the respective Share on the date the Option is granted. The Board and the Committee may not reprice Options granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.

6.3  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4  Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5  Payment.   The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise as follows:

a) in cash or its equivalent;

b) at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee (which Shares may be previously owned or may be Shares that would otherwise have been issuable upon exercise of the Option if the exercise price had been paid in cash);

c) at the discretion of the Committee, partly in cash or its equivalent and partly in Shares;

d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased or

e) through such other means as shall be prescribed in the Award Agreement or by the Committee or the Board.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the Participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6  Limitations on ISOs.  Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

Fair Market Value Limitation.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

Code Section 422.  ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.  Only Employees may receive ISOs.  Moreover, no ISOs may be granted more than ten (10) years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received stockholder approval.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2  Restrictions.  The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions and/or restrictions under applicable federal or state securities laws.

The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article and subject to satisfaction of applicable tax withholding requirements, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant if and when the Shares become vested and the applicable restrictions lapse.

7.3  Voting Rights.  At the discretion of the Committee, Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares.

7.4  Dividends and other Distributions.  At the discretion of the Committee, the holder of Shares of Restricted Stock may be credited with any cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.  Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5  Restricted Stock Units.  The Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2 above).  Each Restricted Stock Unit shall have the value of one respective Share.  Unless the Committee in its discretion determines otherwise, the holder of Restricted Stock Units shall not have any rights of a Stockholder (including, without limitation, dividend rights and voting rights) with respect to the Shares covered by the Restricted Stock Units.  Restricted Stock Units may be paid at such time as the Committee may determine in its discretion and payments may be made in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.  Restricted Stock Units that become vested must be settled by the 15th day of the third month following the calendar year in which such vesting occurs.  Alternatively, the Award may provide for deferred settlement, provided that the deferral election(s) and designated settlement date(s) or event(s), as well as the Award Agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.

ARTICLE 8

OTHER AWARDS

Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 7 hereof, including, but not limited to, the payment of Shares in lieu of cash under any Company incentive bonus plan or program.  Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

ARTICLE 9

AWARD AGREEMENTS

9.1  In General.  Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify –

in the case of an Option, the number of respective Shares to which the Option pertains, the Option exercise price or grant price, the term of the Option, the schedule on which the Option becomes exercisable and whether it is intended to be an ISO or an NQSO;

in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions and the Restriction Period(s).

9.2  Severance from Service.  Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries (within the meaning of Section 409A of the Code).  The Award Agreement may make distinctions based on the reason for the Participant’s severance from service (subject to Section 409A of the Code).

9.3  Restrictions on Transferability.  Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

9.4  Uniformity Not Required.  The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant or among all Awards granted at the same time.

ARTICLE 10

PERFORMANCE MEASURES

10.1  Performance Criteria.  Unless and until the Company's stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured or applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Committee may designate, may be expressed in absolute or relative terms, and shall be chosen from among, and may include any combination of, the following:

-income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

-return measures (including, but not limited to, return on assets, investment, equity or sales or pre-tax margin);

-cash flow thresholds;

-gross revenues;

-sales results;

-market share results;

-economic value added; or

-share price (including, but not limited to, growth measures and total stockholder return).

10.2  Adjustments.   The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

10.3  Certification.   In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved.  For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 11

BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

ARTICLE 12

DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the terms of an Award, provided, however, that any such deferral arrangement shall be structured in a manner that is intended to satisfy the election and distribution timing and documentation requirements of Section 409A of the Code.

ARTICLE 13

NO RIGHT TO EMPLOYMENT OR PARTICIPATION

13.1  Employment.   The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee's employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

13.2  Participation.   No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

CHANGE OF CONTROL

In the event of a Change of Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding Options in whole or in part (whether or not otherwise exercisable) immediately prior to such Change of Control or (b) if, as part of a Change of Control transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Shares (whether or not such Exchange Stock is the sole consideration), the Board may direct that all options for Shares that are outstanding at the time of the Change of Control transaction shall be converted into options (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options shall be substantially the same as the vesting and corresponding other terms and conditions of the original options.  The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options) as it deems appropriate in the context of a Change of Control transaction, taking into account with respect to other awards the manner in which outstanding options are being treated.  To the extent determined by the Committee, any outstanding options that are not exercised before a Change of Control described in Section 2.5(c) or (d) shall thereupon terminate.

ARTICLE 15

AMENDMENT AND TERMINATION

15.1  Amendment and Termination.  Subject to the terms of the Plan, the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation or rule if such amendment were not approved by the Stockholders of the Company shall not be effective unless and until stockholder approval is obtained.

15.2  Term of the Plan.  Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Company's stockholders.

15.3  Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant.  After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award and any applicable Award Agreement.

ARTICLE 16

TAX WITHHOLDING

16.1  Tax Withholding.  The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local or foreign tax withholding requirements.

16.2  Share Withholding.  With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 17

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18

LEGAL CONSTRUCTION

18.1  Severability.   If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.2  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.3  Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Connecticut (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.